OSPREY PARTNERS
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                                   INVESTMENT BANKING  o  MANAGEMENT CONSULTING


                                  CONFIDENTIAL

                             Finder's Fee Aqreement


The following sets forth the terms of the engagement of C&F GLOBAL ENTERPRISES, INC., an Ohio Corporation ("C&F"), and OSPREY PARTNERS, 2517 Route 35, Suite D-201, Manasquan NJ 08736 ("Osprey"), together to be referenced as "C&F/Osprey", by SCAN-GRAPHICS, INC., 700 Abbott Drive. Broomall, Pa 19008 (the "Company") for the specific task of raising up to S5,000,000 by way of the private placement of certain equity securities of the Company as described in the attached Subscription Agreement or any modification thereof.

1. C&F/Osprey will assist the Company as management consultant and financial advisor in connection with this financing. In connection with C&F/Osprey's activities on the Company's behalf: C&F/Osprey will in concert with the Company's management a) prepare descriptive information as required, for the purpose of soliciting Candidates; b) contact and elicit interest, with the Company's management assistance, as needed, from Candidates.

2. In connection with C&F/Osprey's activities on the Company's behalf the Company will furnish C&F/Osprey with all information and data concerning the Company which C&F/Osprey and the Company agree to be appropriate and will provide C&F/Osprey and any Candidates with access to the Company's officers, directors, employees, independent accountants and legal counsel as is determined to be appropriate to the particular Candidates requirements.


3. In consideration of C&F/Osprey's services pursuant to this Agreement, C&F/Osprey shall be entitled to receive, and the Company agrees to pay C&F/Osprey the following compensation:

     a) In the event a Transaction is consummated with any Candidate through the efforts of C&F/Osprey, then the Company shall pay C&F/Osprey upon such consummation a cash fee equal to eight percent (8%) of any amount raised in (or the value of the Transaction, with such cash fee to be paid at the rate of five percent (5%) to C&F and three percent (3%) to Osprey.

     b) C&F Osprey will also be issued 1,000 warrants per Unit placed of the private placement as described in the attached Subscription Agreement, such warrants to be exercisable for up to five (5) years at an exercise price equal to the "Closing Bid" on the date of closing of such units Any warrants issued under this agreement shall be issued fifty percent (50%) to C&F and fifty percent (50%) to Osprey.

4. The above compensation will be paid to C&F/Osprey in the event any Transaction occurs within twenty four (24) months following the term of this Agreement, or any extension thereof, with any party with whom C&F/Osprey, had negotiated on behalf of the Company provided that


               2517 Route 35 o Suite D-201 o Manasquan, NJ 08736
         908-528-8585 o FAX: 908-223-9803 o E-Mail: GRXY60A@PRODIGY.COM
                            A Mulshine Group Company


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OSPREY PARTNERS


such a party is identified on a written list of prospective Candidates to be provided to the Company within fifteen (15) days after the expiration or termination of this Agreement.


5. This Agreement may be terminated by any party by the giving of written notice of termination to the other parties.

6. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.


Accepted and Agreed to:


C&F GLOBAL ENTERPRISES, INC.

By: /s/ [CLIENT SUPPLY]
    ------------------------
Its: President
     -----------------------
Date: 2/7/96
      ----------------------


OSPREY PARTNERS                             SCANGRAPHICS, INC.

By: /s/ Michael A. Mulshine                 By: /s/ Andrew E. Trolio
    -----------------------                     --------------------
    Michael A. Mulshine                         Andrew E. Trolio
    President                                   President

Date: 2/12/96                              Date: 2/12/96
      ---------------------                      -------------------


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OSPREY PARTNERS
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                                   INVESTMENT BANKING  o  MANAGEMENT CONSULTING


                                                                 March 24, 1996

TO: Andy Trolio

FM: Mike Mulshine

RE: Broad Capital Associates - $3,100,000 "Reg D" Investment

As discussed, the additional 200,000 A Warrants and 200,000 B Warrants were negotiated into the transaction so as to eliminate certain restrictions that Broad Capital wanted to put on the use of proceeds. I will discuss this with you further.

1) Investment: - $3,100,000 Reg D -- Structured as 62 Units of $50,000. Each Unit consists of a $50,000 note, 19,355 A Warrants, and 19,355 B Warrants. Warrant totals are 1,200,000 A Warrants and 1,200,000 B Warrants.

2) Term of Notes: Convertible within 1-year, 8% interest, increases to 12% in 120 days and to 18% in 180 days if Registration Statement is not yet effective. Interest payable at maturity unless converted. Subject to "Reg D Registration" within 120 days. Net Proceeds of $3,000,000 to be wired to Scangraphics account on Wednesday, March 27, 1996.


3) Terms of Note Conversion: 65% of "Market Price" at conversion, but conversion price is never more than $3.00 per share. Market Price is computed as the average "closing Bid" price of the stock for the last 5 trading days prior to conversion, but not higher than $3.00 per share. Conversions will be in minimum amounts of $250,000 at a time, and all amounts must be converted within one (1) year of closing.

4) A & B Warrants: The following A and B Warrants, to be exercisable for up to three {3) years from closing.


     a) 19,355 A Warrants per Unit, with the exercise price to "float" with the exercise price of the convertible, i.e. at the same 35% discount from the then current "closing Bid" for the average of the prior five trading days, but not higher than $3.00 per share.


     b)   1,000,000 B Warrants, with an exercise price of $4.00 per share.

5) Finders Fee: $100,000 to Mueller Trading.


6) Consultant: Bryan Finkel will retained by the Scangraphics under a consulting agreement for one (1) year, and will put in at least 2 days per week at the Company. Mr. Finkel will be paid a consulting fee of $4,000 per month and will be granted 200,000 A Warrants.


               2517 Route 35 o Suite D-201 o Manasquan, NJ 08736
         908-528-8585 o FAX: 908-223-9803 o E-Mail: GRXY60A@PRODIGY.COM
                            A Mulshine Group Company


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OSPREY PARTNERS


7) Investment Banking & Management Consulting Fee: Osprey will invoice Scangraphics as follows:

On $3,000,000 cash upon initial invest of Broad Capital:

     a) Cash Fee of 8% due to Osprey upon receipt of net proceeds by Scangraphics (of which Osprey will retain 3% and 5% will be paid to C&F Global); and

     b) Warrant Fee of 60,000 Wts to Osprey and 60,000 Wts to C&F Global, based on ratio of agreed 200,000 Wts (100,000 each) for $5,000,000 of capital.

On Cash into Company upon exercise of The A Warrants:

     a) Cash Fee of 8% due to Osprey upon receipt of net proceeds by Scangraphics (of which Osprey will retain 3% and 5% will be paid to C&F Global); and

     b) Warrant Fee of 50,000 Wts to Osprey and 50,000 Wts to C&F Global, exercisable at $3.00 for up to 5 years, vesting upon exercise of the A Warrants by Broad Capital.

     c) Osprey will not invoice Scangraphics against proceeds that may be received by the Company by way of Bryan Finkel's 200,000 A Warrants.


On Cash into Company upon exercise of the B Warrants:

     a) Cash Fee of 8% due to Osprey upon receipt of net proceeds by Scangraphics (of which Osprey will retain 3% and 5% will be paid to C&F Global); and

     b) Warrant Fee of 50,000 Wts to Osprey and 50,000 Wts to C&F Global, exercisable at $4.00 for up to 5 years, vesting upon exercise of the B Warrants by Broad Capital.

The above cash and warrant fees are based on the percentages and structure previously agreed to by the Board of Directors of Scangraphics.


cc C&F Global
BC4.SCN
MAM/mif


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